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                             STOCKHOLDERS' AGREEMENT

                                  by and among

                        WILLIS LEASE FINANCE CORPORATION,

                             CHARLES F. WILLIS, IV,

                               CFW PARTNERS, L.P.,

                 AUSTIN CHANDLER WILLIS 1995 IRREVOCABLE TRUST,

                                       and

                               FLIGHTTECHNICS, LLC

                                      as of

                                NOVEMBER 7, 2000

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                                TABLE OF CONTENTS

1.    DEFINITIONS............................................................1

2.    RELATIONSHIP BETWEEN THIS AGREEMENT AND COMPANY'S GOVERNING DOCUMENTS..1

3.    REPRESENTATIONS AND WARRANTIES.........................................2

4.    INVESTOR'S RIGHT OF FIRST OFFER WITH RESPECT TO CFW SHARES.............5

5.    RESTRICTIONS ON NEW ISSUANCES DURING EXCLUSIVITY PERIOD................6

6.    INVESTOR'S ANTI-DILUTION RIGHTS........................................6

7.    RESTRICTIONS ON TRANSFER...............................................7

8.    COMPANY GOVERNANCE; VOTING AGREEMENT..................................10

9.    APPOINTMENT OF COMPANY NOMINEE AS MANAGER OF EITHER FLIGHTLEASE OR
      SRT ..................................................................13

10.   FUNDAMENTAL TRANSACTIONS..............................................14

11.   NEGOTIATING EXCLUSIVITY...............................................15

12.   GENERAL PROVISIONS....................................................16


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                             STOCKHOLDERS' AGREEMENT

      This Stockholders' Agreement ("Agreement") is made as of November 7, 2000, by and among Willis Lease Finance Corporation, a Delaware corporation ("Company"), Charles F. Willis, IV, a California resident ("CFW"), CFW Partners, L.P., a Delaware limited partnership ("CFW Partners"), the Austin Chandler Willis 1995 Irrevocable Trust, an irrevocable trust governed by the laws of the State of California (together with CFW and CFW Partners, the "CFW Stockholders") and FlightTechnics, LLC, a Delaware limited liability company ("Investor").

                                    RECITALS

      A. The CFW Stockholders are the beneficial owners of the CFW Shares.

      B. On the Closing Date, (i) Company will sell to Investor, 1,300,000 newly issued shares of Company's Common Stock pursuant to an Investment Agreement (the "Investment Agreement"), (ii) SRT Group America will purchase all of the outstanding stock of Willis Aeronautical Services, Inc., a California corporation and wholly-owned subsidiary of Company, pursuant to a Share Purchase Agreement between SRT Group America and Company, (iii) SRT Group America will purchase all of Company's equity interest in Pacific Gas Turbine Center, LLC, a California limited liability company, pursuant to a Member Interest Purchase Agreement between SRT Group America and Company and (iv) Company will purchase certain engines from SRT pursuant to an Aircraft Engine Purchase Agreement between Company and SRT.

      C. Company, the CFW Stockholders and Investor desire to enter into an agreement to govern certain aspects of their relationship.

                                    AGREEMENT

      The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

      For purposes of this Agreement, the terms and variations have the meanings specified in Schedule 1.1.

2. RELATIONSHIP BETWEEN THIS AGREEMENT AND COMPANY'S GOVERNING DOCUMENTS

      2.1 CORPORATE DOCUMENTS

      The parties will exercise their respective rights and fulfill their respective obligations in accordance with this Agreement, and in such a manner as to carry out the intentions of this Agreement, to the maximum extent permitted by Legal Requirements.

      2.2 CONFLICT OR INVALIDITY OF PROVISIONS IN THE GOVERNING DOCUMENTS

      If there is a conflict between a provision of Company's Governing Documents and a provision of this Agreement, the Governing Documents will prevail with respect to the


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parties' obligations to one another. In the event there is such a conflict, each party will take all action within its respective powers (including, in the case of the CFW Stockholders and Investor, voting in favor of amendments to the Governing Documents and attending meetings in person or by proxy and execution of written consents in lieu of meetings, and including, in the case of Company, calling special board and stockholder meetings), to provide each party with the benefit of the rights granted to it pursuant to this Agreement, and to achieve compliance with the procedures provided pursuant to this Agreement.

3. REPRESENTATIONS AND WARRANTIES

      3.1 COMPANY'S REPRESENTATIONS AND WARRANTIES

      Company represents and warrants to Investor as of the date hereof and on the Closing Date as follows:

            (a) Organization and Good Standing. Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

            (b) Enforceability; Authority; No Conflict.

                  (i) This Agreement constitutes the legal, valid, and binding obligation of Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. Company has the right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary action by all Governmental Bodies and the Company's Board. No approval of this Agreement is required by the Company's stockholders.

                  (ii) The execution and delivery of this Agreement and the consummation or performance of any of the Contemplated Transactions on or prior to the Closing Date will not:

                        (A) breach any provision of any of the Governing Documents of Company, or any resolution adopted by Company's stockholders and Board;

                        (B) give any Governmental Body the right to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Company, or any of its assets, may be subject;

                        (C) contravene, conflict with, or result in a violation or breach of any requirements of any Governmental Body;

                        (D) breach any material provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate, or modify, any Company Contract; or

                        (E) result in the imposition or creation of any Encumbrance upon or with respect to any of Company's material assets.


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                  (iii) Except as contemplated hereby or as set forth on
Schedule 3.1(b)(iii), Company is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions on or prior to the Closing Date.

            (c) CFW Shares. All of the CFW Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the CFW Shares was issued in violation of any Legal Requirement.

      3.2 REPRESENTATIONS AND WARRANTIES OF CFW STOCKHOLDERS

      The CFW Stockholders hereby jointly and severally represent and warrant to Investor as follows:

            (a) Enforceability; Authority; No Conflict.

                  (i) This Agreement constitutes the legal, valid, and binding obligation of each CFW Stockholder, enforceable against him or it in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. Each CFW Stockholder has the right, power and authority to execute and deliver this Agreement and to perform his or its obligations under this Agreement. Exhibit 3.2(a) is a Consent of Spouse, which has been duly authorized, executed and delivered by, and constitutes the legal, valid, and binding obligation of, CFW's spouse, enforceable against her in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

                  (ii) The execution and delivery of this Agreement and the consummation or performance of any of the Contemplated Transactions on or prior to the Closing Date will not:

                        (A) breach any provision of any of the Governing Documents of CFW Partners, L.P.;

                        (B) give any Governmental Body the right to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which the CFW Stockholders may be subject; or

                        (C) breach any provision of any Contract to which a CFW Stockholder is a party.

                  (iii) Except as contemplated hereby, no CFW Stockholder is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement.

            (b) Title to Shares. The CFW Stockholders are the record and beneficial owner and holders of the securities of the Company set forth opposite each CFW Stockholder's name on Schedule 3.2(b) (collectively, "CFW Shares"). Such securities


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constitute all of the securities of Company beneficially owned by the CFW
Stockholders and, except as set forth on Schedule 3.2(b), the CFW Stockholders own the CFW Shares free and clear of all Encumbrances. No legend or other reference to any Encumbrance appears on any of the CFW Shares. Other than the 1996 Stock Option/Stock Issuance Plan, as amended to date (the "1996 Stock Option/Stock Issuance Plan"), there are no Contracts relating to the issuance, sale, or transfer of the CFW Shares. Only the CFW Stockholders have voting power, power of disposition and all other stockholder rights with respect to the CFW Shares, with no restrictions, other than pursuant to applicable securities laws, on such Stockholder's rights of disposition pertaining to this Agreement.

      3.3 REPRESENTATIONS AND WARRANTIES OF INVESTOR

      Investor represents and warrants to Company and CFW as follows:

            (a) Organization and Good Standing. Investor is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware.

            (b) Enforceability; Authority; No Conflict.

                  (i) This Agreement constitutes the legal, valid, and binding obligation of Investor, enforceable against it in accordance with its terms. Investor has the right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and such action has been duly authorized by all necessary action by all Governmental Bodies and Investor's members.

                  (ii) The execution and delivery of this Agreement and the consummation or performance of any of the Contemplated Transactions on or prior to the Closing Date will not:

                        (A) breach any provision of any of the Governing Documents of Investor, or any resolution or decision adopted by Investor's members or Governmental Bodies; or

                        (B) give any Governmental Body the right to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Investor, or any of its assets, may be subject; or

                        (C) contravene, conflict with, or result in a violation or breach of any requirements of any Governmental Body.

                  (iii) Except as Contemplated hereby, Investor is not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the contemplated Transactions on or prior to the Closing Date.

4. INVESTOR'S RIGHT OF FIRST OFFER WITH RESPECT TO CFW SHARES

            (a) Subject to the terms and conditions of this Article 4, Investor will have a right of first offer (the "CFW Shares Right of First Offer") to purchase, except for options granted under the 1996 Stock Option/Stock Issuance Plan, any or all of the CFW Shares or


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any other equity securities of the Company hereafter acquired by any CFW
Stockholder (the "Target Shares") if such CFW Stockholder proposes to sell or transfer to any Person other than another CFW Stockholder such Target Shares pursuant either to: (i) a bona fide offer in writing ("Offer") from such Person, or (ii) a determination by such CFW Stockholder to sell or otherwise transfer such Target Shares ("Determination"). Upon either the receipt of an Offer or the making of a Determination, such CFW Stockholder will deliver a written notice ("Notice") to Investor which includes a copy of any written proposal, term sheet or letter of intent relating to such Offer or Determination. For a 35 day period commencing upon the receipt of such Notice, the CFW Stockholder and Investor will in good faith negotiate toward the execution of a definitive agreement, which will have been approved by Investor's members, and Investor will have the exclusive right to negotiate such a definitive agreement on terms which are acceptable to such CFW Stockholder in its sole and absolute discretion. Investor and the CFW Stockholder will use their Reasonable Commercial Efforts to consummate the purchase within 120 days of the execution of the definitive agreement. Upon termination of the 35 day period, if the parties do not execute the definitive agreement, the CFW Stockholder may negotiate and enter into a purchase agreement with any third party subject to Investor's consent to such third party, which consent to such third party may not be unreasonably withheld. If such CFW Stockholder elects, in its sole discretion, to accept bids or proposals from multiple parties, Investor will be permitted to submit a competing bid or proposal to such CFW Stockholder. If a definitive agreement for the sale of such CFW Shares to a third party is not executed within 120 days from the termination of such 35 day period, then the CFW Shares Right of First Offer will be deemed to be revived and, such CFW Shares may not be sold unless first reoffered to Investor in accordance with this Article 4.

            (b) Notwithstanding anything in this Article 4 to the contrary, the CFW Shares Right of First Offer will apply only to those Target Shares that, when added to the number of shares of Common Stock already owned by Investor and the other SAirGroup Affiliates beneficially as of the date of the Offer or Determination, will not exceed 49.9% of the Common Stock. Subject to the requirements below, each CFW Stockholder will be permitted to sell up to an aggregate of the greater of 150,000 shares of Common Stock or the maximum amount permitted by any Legal Requirement for any rolling three-month period after the Closing Date without being subject to the CFW Shares Right of First Offer, but only according to the following procedures. CFW Stockholder will use reasonable efforts to provide Investor with regular indications of any intentions to sell shares of Common Stock during this period. CFW Stockholder will deliver to Investor a written notice by facsimile or e-mail (an "Electronic Notice") by 8:00 A.M. (Zurich time) of the business day in which the CFW Stockholder intends to sell shares of Common Stock pursuant to this Article 4(b) (such intended date of sale, the "Article 4(b) Sell Date"). Investor will have until 30 minutes prior to the opening of the NASDAQ Stock Market on the Article 4(b) Sell Date (the "Article 4(b) Deadline") to deliver Electronic Notice to CFW Stockholder of its intent to purchase such shares of Common Stock. If by the Article 4(b) Deadline CFW Stockholder (i) does not receive Electronic Notice from Investor or
(ii) receives Electronic Notice from Investor that it does not intend to purchase such shares of Common Stock, then CFW Stockholder may sell such shares of Common Stock on the NASDAQ Stock Market for a one week period beginning on the Article 4(b) Sell


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Date. If CFW Stockholder receives Electronic Notice from Investor of its intent to purchase such shares of Common Stock by the Article 4(b) Deadline, then the price per share will be the closing price per share of the Common Stock on the NASDAQ Stock Market on the business day immediately prior to the Article 4(b) Sell Date. During the first three months after the Closing Date, Investor will buy any shares of Common Stock that CFW Stockholder wishes to sell at the closing price per share of the Common Stock on the business day in which Investor receives Electronic Notice of CFW Stockholders' intent to sell shares of its Common Stock.

            (c) Investor will lose the rights under this Article 4 if Investor fails to purchase at least 1,700,000 additional shares at the Second Closing (as defined in the Investment Agreement) within 18 months after the Closing Date. Once the Investor is the beneficial owner of 3,000,000 shares of Common Stock, but only until the five year anniversary of the Closing Date, Investor will retain the rights under this Article 4 for as long as Investor maintains ownership of at least 3,000,000 or more shares of Common Stock.

5. RESTRICTIONS ON NEW ISSUANCES DURING EXCLUSIVITY PERIOD

      Unless Company first obtains Investor's consent, Company will not during the Exclusivity Period, offer to sell, sell, or issue to any Strategic Investor in any one transaction or series of transactions any Common Stock, the aggregate offering price or fair market value of which represents 5% or more of the issued and outstanding Common Stock. Investor will lose the rights under this Article 5 if Investor fails to purchase at least 1,700,000 additional shares of Common Stock at the Second Closing within nine months after the Closing Date, provided that Investor will regain the rights under this Article 5 if Investor purchases at least 1,700,000 additional shares of Common Stock at the Second Closing within 18 months after the Closing Date. Once the Investor is the beneficial owner of at least 3,000,000 shares of Common Stock, but only until the three year anniversary of the Closing Date, Investor will retain the rights under this
Article 5 for as long as Investor maintains ownership of 3,000,000 or more shares of Common Stock.

6. INVESTOR'S ANTI-DILUTION RIGHTS.

      If Company intends to engage in a public offering of its Common Stock, Company will (i) provide Investor with written notice of such intention at least ten days prior to the scheduled offering date, describing the securities to be offered, the number or amount thereof, and the general terms upon which Company proposes to effect such offering, and (ii) take such steps as are necessary to enable Investor to participate, at its option, as a purchaser in such offering at the same Public Offering price and on the same terms and conditions as the offerees, such that Investor, through the exercise of such option, would maintain its same percentage interest in the outstanding Common Stock. For the purpose of this Article 6 a Rule 144A offering will be considered a public offering. Investor will lose the rights under this Article 6 if Investor fails to purchase at least 1,700,000 additional shares of Common Stock at the Second Closing within 18 months after the Closing Date. Once the Investor is the beneficial owner of at least 3,000,000 shares of Common Stock, but only until the five year anniversary of the Closing Date, Investor will retain these rights under this Article 6 for as long as Investor maintains ownership of 3,000,000 or more shares of Common Stock which have been purchased at the First Closing and Second Closing.

7. RESTRICTIONS ON TRANSFER

      7.1 LIMITATIONS ON DISPOSITION OF INVESTOR SHARES


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      For a period of five years after the Closing Date, Investor will not make any Disposition of all or any part of Investor Shares to any Person who is not a SAirGroup Affiliate (such SAirGroup Affiliate to become a party to this Agreement) unless and until:

            (a) Upon either the receipt of an Offer or the delivery of a proposal, Investor has delivered a Notice to Company of the proposed Disposition, which includes any written proposal, term sheet or letter of intent relating to the proposed Disposition. For a 35 day period commencing upon the receipt of such Notice, the Company will have the exclusive right to negotiate a definitive purchase agreement with Investor, providing for terms which are acceptable to Company in Company's sole discretion. If Company does not enter into an agreement to enter into such proposed Disposition within such 35 day period, Investor may then make such proposed Disposition to any third party subject to Company's consent to such third party, which consent to such third party may not be unreasonably withheld. If a definitive agreement for such proposed Disposition to a third party is not executed within 120 days following the termination of such 35 day period, Investor must reoffer Investor Shares to Company pursuant to this Section 7.1 prior to any other Disposition. Company's rights under this Section 7.1 may be assigned to the CFW Stockholders so long as CFW is the beneficial owner of 1,500,000 shares or more of Common Stock;

            (b) Investor has furnished Company with an opinion of counsel for Investor to the effect that such Disposition will not require registration of such shares under the Securities Act; and

            (c) the opinion of counsel has been concurred by Company's counsel and Company has advised Investor of such concurrence.

      7.2 LEGENDS ON CERTIFICATES

            (a) Certificates Representing Investor Shares. For as long as Investor has obligations hereunder, each certificate or other document representing Investor Shares will contain upon its face or upon the reverse side thereof a legend to the following effect:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE INVESTMENT AGREEMENT DATED AS OF NOVEMBER 7, 2000, AS AMENDED FROM TIME TO TIME. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT DATED AS OF NOVEMBER 7, 2000 THAT CONTAINS CERTAIN RESTRICTIONS ON THE RIGHT TO TRANSFER AND VOTE THE SHARES. THE COMPANY WILL UPON


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            WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENTS TO THE HOLDER OF
            THIS CERTIFICATE WITHOUT CHARGE.

            THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT DATED AS OF SEPTEMBER 24, 1999 BETWEEN THE COMPANY AND AMERICAN STOCK TRANSFER & TRUST COMPANY, AS RIGHTS AGENT, AS AMENDED (THE "RIGHTS AGREEMENT"), THE TERMS AND CONDITIONS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE REPRESENTED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE RECORD HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE PROMPTLY FOLLOWING RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO BECOMES A 15% STOCKHOLDER OR ANY AFFILIATE OR ASSOCIATE OF A 15% STOCKHOLDER (AS SUCH CAPITALIZED TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.

Company will cause the legends set forth above to be placed upon any certificate or certificates evidencing ownership of Investor Shares, together with any other legends that may be required by state or federal securities laws. Investor hereby covenants and agrees to promptly surrender each such certificate to Company for the placement of such legends thereon. Company may make a notation of such restrictions on transfer and legends in its records.

            (b) Certificates Representing CFW Shares. For as long as the CFW Stockholders have obligations hereunder, each certificate or other document representing the CFW Shares held by CFW will contain upon its face or upon the reverse side thereof a legend to the following effect:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

            THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE INVESTMENT AGREEMENT DATED AS OF NOVEMBER 7, 2000, AS AMENDED FROM TIME TO TIME. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT DATED AS OF NOVEMBER 7, 2000


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            THAT CONTAINS CERTAIN RESTRICTIONS ON THE RIGHT TO TRANSFER AND VOTE
            THE SHARES. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENTS TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE.

            THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT DATED AS OF SEPTEMBER 24, 1999 BETWEEN THE COMPANY AND AMERICAN STOCK TRANSFER & TRUST COMPANY, AS RIGHTS AGENT, AS AMENDED (THE "RIGHTS AGREEMENT"), THE TERMS AND CONDITIONS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE REPRESENTED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE RECORD HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE PROMPTLY FOLLOWING RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ANY PERSON WHO BECOMES A 15% STOCKHOLDER OR ANY AFFILIATE OR ASSOCIATE OF A 15% STOCKHOLDER (AS SUCH CAPITALIZED TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) MAY BECOME NULL AND VOID.

Company will cause the legends set forth above to be placed upon any certificate or certificates evidencing ownership of the CFW Shares, together with any other legends that may be required by state or federal securities laws. Each CFW Stockholder hereby covenants and agrees that each CFW Stockholder will promptly surrender each such certificate to Company for the placement of such legends thereon.


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      7.3 OPEN MARKET PURCHASES

      Investor may not purchase any additional shares from any party or on the open market for five years after the Closing Date except under the following conditions: (a) Investor may purchase 250,000 shares of Common Stock beginning immediately after the Closing Date (subject to the insider trading rules of the Company) and (b) Investor may purchase 15% of the issued and outstanding Common Stock within five years of the Closing Date upon the consummation within 24 months after the Closing Date of sale-leaseback transactions between the Company and any of SRT, a Qualiflyer Group airlines or an engine repair customer of SRT involving engines having an aggregate value of at least $60 million (excluding the Volare transaction in process as of the date hereof); provided that (i) Investor may not purchase more than 5% of the issued and outstanding Common Stock in any single twelve month period; (ii) the 5% of the issued and outstanding Common Stock that the Purchaser may purchase within the first twelve month period will include the 250,000 shares of Common Stock purchased pursuant to this Section 7.3; and (iii) in no event may Investor and all SAirGroup affiliates own in the aggregate in excess of 49.9% of the Company's issued and outstanding Common Stock. If any shares of stock are acquired in breach of this
Section 7.3, Investor will immediately sell or otherwise divest itself of shares owned by it until such time as the effects of all such breaches of this Section
7.3 have been cured. For purposes of clarification, if sale-leaseback transactions between the Company and any of SRT, a Qualiflyer Group airlines or an engine repair customer of SRT involving engines having an aggregate value of at least $60 million (excluding the Volare transaction in process as of the date hereof) do not close within 24 months of the Closing Date, Investor's right to purchase any shares from any party or on the open market shall be limited to the 250,000 purchase.

      7.4 STOP-TRANSFER NOTICES

      To ensure compliance with the restrictions referred to in this Agreement, Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and, if Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

8. COMPANY GOVERNANCE; VOTING AGREEMENT

      8.1 INVESTOR'S BOARD NOMINEES

            (a) Amendment of By-Laws; Nominees. The Board will elect to the Board as of the Closing Date, one nominee designated by Investor ("Investor's Board Nominee") as a Class III Director); provided that if Investor acquires at least an additional 1,700,000 shares of Common Stock at the Second Closing within 18 months of the Closing Date, then the Board will amend Company's by-laws to increase the size of the Board to seven and vote for the election to the Board, of one additional Investor's Board Nominee. Such Investor's Board Nominees will be treated as employee directors, and thus will receive no compensation or equity in exchange for service on the Board.

            (b) Board Committees. Until the five year anniversary of the Closing Date and provided that no provision of any Legal Requirement is violated, the Board will give due consideration and reasonably consider for nomination to any new or existing


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committee of the Board, any Investor nominee who has appropriate qualifications, experience and background to sit on such committee.

            (c) Vacancies. Until the five year anniversary of the Closing Date, upon any resignation, removal of, or inability to serve as a director by, any Investor's Board Nominee or other vacancy in the position of a director so designated by Investor, including the expiration of the director's term, the CFW Stockholders will vote for a successor nominee designated by Investor.

            (d) Removal of Nominees. Until the five year anniversary of the Closing, the CFW Stockholders will vote their Common Stock in favor of the removal of an Investor's Board Nominee from the Board only upon the written request of Investor. If, at any time, Investor decides to remove an Investor's Board Nominee from the Board, with or without cause, the CFW Stockholders will vote to remove Investor's Board Nominees.

            (e) Steering Committee. Within two weeks after the Closing Date, Company will create a three person Steering Committee, comprised of two persons appointed by Company and one person appointed by Investor. The Steering Committee will meet, either in person or by the telephone, to comply with the terms of the Cooperation Agreement.

      The Investor's Board Nominee elected to the Board on the Closing Date or any successor Investor's Board Nominee elected pursuant to Section 8.1(c), will only remain on the Board, and Investor will only retain its corresponding rights under Sections 8.1(c) and (d), for as long as Investor maintains ownership of at least 1,300,000 shares of Common Stock. If an additional Investor's Board Nominee is elected to the Board after Investor acquires at least an additional 1,700,000 shares of Common Stock at the Second Closing, such Investor's Board Nominee or his or her successor elected pursuant to Section 8.1(c), will only remain on the Board, and Investor will only retain its corresponding rights under Sections 8.1(c) and (d), for as long as Investor maintains ownership of at least 3,000,000 shares of Common Stock.

      Investor will lose the rights under Section 8.1(b) if Investor fails to purchase at least 1,700,000 additional shares of Common Stock at the Second Closing within 18 months of the Closing Date. Once the Investor is the beneficial owner of at least 3,000,000 shares of Common Stock, but only until the five year anniversary of the Closing Date, Investor will retain the rights under Section 8.1(b), (c) and (d) for as long as Investor maintains ownership of 3,000,000 or more shares of Common Stock.

      8.2 INVESTOR'S VOTE FOR NOMINEES TO BOARD

      For as long as the CFW Stockholders are the beneficial owners of 1,500,000 shares or more of the Common Stock, but only until the five year anniversary of the Closing Date, Investor will vote all of its Common Stock for, against, abstain and not voted for the election and removal of directors in the same percentage as all other shares of capital stock of the Company voted in such election; provided, however, that nothing in this Section 8.2 will be construed to provide the Board or any other Person with the right to nominate candidates for director vacancies created upon any resignation, removal of, or inability of any Investor Board Nominee to serve as a director pursuant to Section 8.1.

      8.3 CFW STOCKHOLDER'S PROXY FOR SHAREHOLDER MEETING

      CFW Stockholder will grant Investor a special irrevocable proxy to vote in favor of the issuance and sale of additional shares of Common Stock to Investor in accordance with the Investment Agreement, if Company stockholder approval is required by any Legal Requirement.

      8.4 APPOINTMENT OF INVESTOR NOMINEE AS MANAGER OF THE COMPANY

      Within 60 days of the Closing Date, Company will appoint an individual nominated by Investor as a technical sales personnel of Company ("Investor Manager Nominee"), and upon any resignation, removal of, or inability to serve in such office by, any Investor Management Nominee, provide for such vacancy to be filled by a successor nominee designated by Investor. Until the three year anniversary of the Closing Date, Company will not eliminate the position of a technical sales personnel, and upon any resignation, removal of, or inability to serve in such office by, any Investor Management Nominee, provide for such vacancy to be filled by a successor nominee designated by Investor. At the direction of Investor, Company will remove Investor Manager Nominee and replace such Investor Manager Nominee with a successor nominee designated by Investor; provided, however, that Investor will indemnify Company for any and all losses that result from such removal. Company will have the right to remove an Investor Manager Nominee for cause. Upon such removal for cause, Investor will have the right to require the vacancy to be filled by a successor nominee designated by Investor. The obligations of Company under this Section 8.4 are subject to the Board's fiduciary duties to the stockholders of Company.

      8.5 CERTAIN COVENANTS WITH REGARD TO COMPANY

      Except as provided in Section 8.1(a), until the five year anniversary of the Closing Date, the CFW Stockholders will take all Required Action to vote their Common Stock to:

            (a) oppose and vote against any (except pursuant to Section 8.1(a)) amendment to the Governing Documents that would:

                  (i) change the number of directors from 5;

                  (ii) require a vote of a supermajority of the Common Stock for any matter except as required by law or the current Governing Documents;

                  (iii) eliminate the management position described in Section 8.4; or

                  (iv) conflict with the terms of this Agreement; and

            (b) oppose and vote against any amendments to the Governing Documents that would reduce the notice period for meetings of the Board.

      8.6 INVESTOR'S VOTING AGREEMENT

      Except as provided in Section 8.1(a), for as long as the CFW Stockholders are the beneficial owners of 1,500,000 shares or more of the Common Stock, but only until the five year anniversary of the Closing Date, Investor will:

            (a) oppose and vote against any amendment to the Governing Documents that would:

                  (i) change the number of directors from 5 (except pursuant to Section 8.1(a); or

                  (ii) conflict with the terms of this Agreement.

            (b) vote all of its Common Stock in the same manner, for, against, abstain and not voted as the CFW Shares are voted or not voted with respect to any of the following events:

                  (i) any increase in the number of authorized shares of Common Stock; and

                  (ii) following the Exclusivity Period, (A) any acquisition of Company by way of a merger, consolidation or share exchange, or (B) a sale of substantially all of Company's assets.

9. APPOINTMENT OF COMPANY NOMINEE AS MANAGER OF EITHER FLIGHTLEASE OR SRT

      Within 60 days of the Closing Date, Investor will cause either Flightlease or SRT, at Company's election, to appoint an individual nominated by Company to the sales/marketing division of either Flightlease or SRT ("Company Manager Nominee"). Until the three year anniversary of the Closing Date, neither Flightlease nor SRT will eliminate such position and upon any resignation, removal of, or inability to serve in such office by, any Company Manager Nominee, Flightlease or SRT will provide for such vacancy to be filled by a successor nominee designated by Company. At the direction of Company, either Flightlease or SRT will remove the Company Manager Nominee and replace such Company Manager Nominee with a successor nominee designated by Company; provided, however, that Company will indemnify either Flightlease or SRT for any and all losses that result from such removal. Either Flightlease or SRT will have the right to remove a Company Manager Nominee for cause. Upon such removal for cause, Company will have the right to require the vacancy to be filled by a successor nominee designated by Company. The obligations of either Flightlease or SRT under this Section 9 are subject to their respective board of directors' fiduciary duties to their respective stockholders.

10. FUNDAMENTAL TRANSACTIONS

      10.1 PRIOR CONSENT

      During the Exclusivity Period and subject to Section 10.3, each of Company and the CFW Stockholders must receive the prior written consent of Investor prior to entering into a Fundamental Transaction. Investor will lose the rights under this Section 10.1 if Investor fails to purchase at least 1,700,000 additional shares of Common Stock at the Second Closing within 18 months after the Closing Date. Once Investor is the beneficial owner of at least 3,000,000 shares of Common Stock, Investor will retain the rights under this Section 10.1 during the Exclusivity Period for as long as Investor maintains ownership of 3,000,000 or more shares of Common Stock.

      10.2 NO SOLICITATION

      During the Exclusivity Period and subject to Section 10.3, each of Company and the CFW Stockholders may not authorize or permit any of its Representatives to :

            (a) solicit the making, submission or announcement of any proposal for a Fundamental Transaction or take any action that could be reasonably expected to lead to a proposal for a Fundamental Transaction other than actions whose intent was to initiate aircraft engine transactions;

            (b) furnish any information regarding Company to any Person in connection with or in response to a proposal for a Fundamental Transaction or an inquiry or indication of interest that could lead to a proposal for a Fundamental Transaction;

            (c) engage in discussions or negotiations with any Person with respect to a proposal for a Fundamental Transaction;

            (d) approve, endorse or recommend any proposal for a Fundamental Transaction; or

            (e) enter into any letter of intent or similar document or any contract or agreement contemplating or otherwise relating to any Fundamental Transaction.

      Investor will lose rights under this Section 10.2 if Investor fails to purchase at least 1,700,000 additional shares of Common Stock at the Second Closing within 9 months after the Closing Date but such rights will be reinstated if Investor purchases at least 1,700,000 shares of Common Stock at the Second Closing within 18 months of the Closing Date. Once Investor is the beneficial owner of at least 3,000,000 shares of Common Stock, Investor will retain the rights under this Section 10.2 during the Exclusivity Period for as long as Investor maintains ownership of 3,000,000 or more shares of Common Stock.

      10.3 EXCEPTIONS

      Company may furnish nonpublic information regarding Company and Company and the CFW Stockholders may enter into discussions with any Person in response to a proposal for a Fundamental Transaction and enter into an agreement with any Person to enter into a Fundamental Transaction if the Board concludes in good faith, after having taken into account the advice of its outside legal counsel, that such an action is required in order for

Board to comply with its fiduciary obligations to Company's stockholders under applicable law.

11. NEGOTIATING EXCLUSIVITY

      11.1 DISCLOSURE BY COMPANY

      Following the Exclusivity Period, but only until the five year anniversary of the Closing Date, Company will promptly advise Investor orally and in writing (and in no event later than seven calendar days after the receipt by Company) of any proposal in writing for a Fundamental Transaction (including the identity of the Person making or submitting such a proposal, inquiry, indication of interest or request and the terms thereof to the extent that disclosure of the identity or terms does not violate Company's confidentiality obligations with respect to such Person).

      11.2 EXCLUSIVE NEGOTIATIONS FOR COMPANY PROPOSAL

      Investor will have the right, upon receipt of written notification from Company that Company has received a proposal from a Person for a Fundamental Transaction, which Company proposes to pursue, to notify Company within seven calendar days that Investor desires to enter into exclusive negotiations on a definitive agreement for a Fundamental Transaction. Upon such notification from Investor of its desire to enter into exclusive negotiations, Company must immediately cease any existing discussions with any Person that relates to a Fundamental Transaction. For a 35 day period commencing upon the receipt of such notice, Company and Investor will in good faith negotiate toward the execution of a definitive agreement subject to the approval of Investor's board and Investor will have the exclusive right to negotiate such a definitive agreement on terms which are acceptable to Company in its sole and absolute discretion. Investor and Company will use their Reasonable Commercial Efforts to consummate the purchase within 120 days of the execution of the definitive agreement. If Company does not execute the definitive agreement within such 35 day period, Company may negotiate and enter into a purchase agreement with any third party subject to Investor's consent to such third party, which consent to such third party may not be unreasonably withheld; provided that each of Company and the CFW Stockholders will keep Investor fully informed with respect to the status of any such negotiation. But, if Company elects, in its sole discretion to accept bids or proposals from any other third party, then Investor will be permitted to submit a competing bid or proposal to such Company. Investor will lose its rights under this Section 11.2 if Investor fails to purchase at least 1,700,000 additional shares of Common Stock at the Second Closing within 18 months of the Closing Date. Once Investor is the beneficial owner of at least 3,000,000 shares of Common Stock, but only until the five year anniversary of the Closing Date, Investor will retain the rights under this Section 11.2 for as long as Investor maintains ownership of 3,000,000 or more shares of Common Stock.

      11.3 DISCLOSURE BY INVESTOR

      Following the Exclusivity Period, but only until the five year anniversary of Closing Date, Investor will promptly advise Company and the CFW Stockholders (and in no event later than seven calendar days after the receipt by Investor or any Affiliate of Investor) of any firm proposal in writing for a purchase of Common Stock or any inquiry or indication of interest that could lead to such a proposal (including the terms thereof).

12. GENERAL PROVISIONS

      12.1 EXPENSES

      Except as otherwise expressly provided in this Agreement, Investor and Company will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement.

      12.2 NOTICES

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

            Company:

            Willis Lease Finance Corporation
            2320 Marinship Way, Suite 300
            Sausalito, CA 94965
            Attention:  Charles F. Willis, IV
            Facsimile No.: 415-331-4286
            E-mail Address: cwillis@wlfc.com

            with a copy to:

            Gibson, Dunn & Crutcher LLP
            One Montgomery Street
            San Francisco, CA 94104
            Attention: Douglas Smith
            Facsimile No: 415-374-8411
            E-mail Address: dsmith@gdclaw.com

            CFW Stockholders:

            2320 Marinship Way, Suite 300
            Sausalito, CA 94965
            Attention: Charles F. Willis, IV
            Facsimile No.: 415-331-4286
            E-mail Address: cwillis@wlfc.com

            with a copy to:

            Cooley Godward LLP
            20th Floor, One Maritime Plaza
            San Francisco, California 94111
            Attention: Samuel M. Livermore
            Facsimile No.: 415-951-3699
            E-mail Address: slivermore@cooley.com

            Investor:

            FlightTechnics, LLC
            c/o Flightlease AG
            CH-8058
            Zurich Airport
            Zurich, Switzerland
            Attention:  Hans Jorg Hunziker
            Facsimile No.: 011-41-1-812-9813
            E-mail Address: hjhunzik@sairgroup.com

            and

            FlightTechnics, LLC
            c/o SR Technics Group
            CH-8058
            Zurich Airport
            Zurich, Switzerland
            Attention: Hans Ulrich Beyeler
            Facsimile No.: 011-41-1-812-9813
            Email Address: hbeyeler@sairgroup.com

            with a copy to:

            Baker & McKenzie
            One Prudential Plaza
            130 East Randolph Drive
            Chicago, Illinois 60601
            Attention: Dieter Schmitz, Esq.
            Facsimile No.: 312/861-2899
            E-mail Address: dieter.a.schmitz@bakernet.com

      12.3 USAGE

            (a) Interpretation. In this Agreement unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii) reference to any gender includes each other gender and reference to it refers to both people and entities, as appropriate.;

                  (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

                  (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) "hereunder", "hereof", "hereto" and words of similar import will be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision thereof;

                  (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                  (viii) "or" is used in the inclusive sense of "and/or";

                  (ix) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                  (x) references to documents, instruments or agreements will be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

            (b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used therein will be interpreted and all accounting determinations thereunder will be made in accordance with U.S. generally accepted accounting principles.

      12.4 FURTHER ASSURANCES

      The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

      12.5 INCORPORATION OF SCHEDULES

      The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part of this Agreement.

      12.6 ENTIRE AGREEMENT AND MODIFICATION

      On the Closing Date, except for (a) the Confidential Declaration, dated October 24, 1999 between the Company and SRT and (b) the Letter Amendment to the Confidential

Declaration, dated February 10, 2000, this Agreement supersedes all other prior agreements among the parties with respect to its subject matter, and constitutes (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by Company, the CFW Stockholders and Investor. The Confidential Declaration and the Letter Amendment to the Confidential Declaration will survive the termination of this Agreement, and the terms of these two agreements will continue to be effect until the five year anniversary of the Closing Date.

      12.7 TIME IS OF THE ESSENCE

      With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      12.8 SEVERABILITY

      If any court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      12.9 ASSIGNMENTS, SUCCESSORS, NO THIRD-PARTY RIGHTS; TERMINATION

      Except as set forth herein, no party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Investor may assign any of its rights and delegate any of its obligations under this Agreement to any SAirGroup Affiliate or to any subsequent acquirer of Investor or of all or substantially all of Investor's business. Notwithstanding the foregoing, any CFW Stockholder may pledge their shares, so long as the pledgee in any such transaction agrees to be bound by the terms of this Agreement. Subject to the preceding sentences, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the parties' successors, heirs and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement except such rights as will inure to a successor or permitted assignee pursuant to this Section 12.9. This Agreement will terminate upon the closing of the sale by CFW Stockholders or Investor of all of their respective shares.

      12.10 ENFORCEMENT OF AGREEMENTS

      Each party acknowledges and agrees that each other party could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with the specific terms and that any breach of this Agreement by any party could not be adequately compensated in all cases by monetary damages alone. Accordingly, each party agrees that, in addition to any other right or remedy to which a party may be entitled, at law or in equity, it will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

      12.11 WAIVER

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      12.12 JURISDICTION; SERVICE OF PROCESS; GOVERNING LAW

      The Agreement will be governed by and construed in accordance with the laws of the State of Delaware. Any Proceeding arising out of or relating to this may be brought in the courts of the State of Delaware, County of New Castle or, if it has or can acquire jurisdiction in the United States District Court for the District of Delaware and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, agrees not to bring any Proceeding arising out of or relating to this Agreement in any other court. The parties agree that any or all of them may file a copy of this Section with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in this Section may be served on any party anywhere in the world. The parties hereby waive the right to a trial by jury and any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this
Section 12.12.

      12.13 COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      12.14 NO SOLICITATION

      Except as may otherwise be permitted under Section 8.3 and Article 9, neither CFW Stockholders or Company or their respective Representatives, on the one hand, nor Flightlease or SRT or their respective Representatives, on the other hand, will, for a period of one year following the Closing Date, solicit, directly or indirectly, for employment any employee of the other party. Notwithstanding the foregoing, this Section 12.14 will not apply to any general solicitation directed at the public at large.

      12.15 PUBLIC ANNOUNCEMENTS

      Any public announcement or similar publicity with respect to this Agreement will be issued, if at all, at such time and in such manner as Company, CFW Stockholders and Investor mutually determine. Investor will not and will not permit the CFW Stockholders to make any disclosure of this Agreement to any Person, except with the prior written consent of Investor or as required by Legal Requirements, and Investor understands and acknowledges that this Agreement will be filed by Company as a public document with the Securities and Exchange Commission. The CFW Stockholders and Company will not and will not permit Investor to make any disclosure of this Agreement to any Person, except with the prior written consent of Company and the CFW Stockholders or as required by Legal Requirements.

                                   * * * * * *

      The parties have signed and delivered this Agreement on the date first set forth above.

                                        WILLIS LEASE FINANCE CORPORATION

                                        By: /S/ CHARLES F. WILLIS, IV
                                           -------------------------------------
                                           Charles F. Willis, IV
                                           Chief Executive Officer and President

                                           /S/ CHARLES F. WILLIS, IV
                                           -------------------------------------
                                           Charles F. Willis, IV, Individually


                                        CFW PARTNERS, L.P.

                                        By: /S/ CHARLES F. WILLIS, IV
                                           -------------------------------------
                                           Charles F. Willis, IV,
                                           General Partner


                                        AUSTIN CHANDLER WILLIS 1995 IRREVOCABLE
                                        TRUST

                                        By: /S/ ELIZABETH LEATHERMAN
                                           -------------------------------------
                                           Elizabeth Leatherman, as Trustee

                                        By: /S/ AUSTIN CHANDLER WILLIS, IV
                                           -------------------------------------
                                           Austin Chandler Willis,
                                           as Beneficiary

                                        FLIGHTTECHNICS, LLC

                                        By: /S/ HANS JORG HUNZIKER
                                           -------------------------------------
                                           Hans Jorg Hunziker
                                           President

                                        By: /S/ HANS ULRICH BEYELER
                                           -------------------------------------
                                           Hans Ulrich Beyeler
                                           Vice President

                                    GUARANTY

Flightlease AG and SR Technics Group hereby unconditionally guarantee to each of Willis Lease Finance Corporation ("WLFC"), Charles F. Willis, VI, and CFW Partners, LP., Investor's performance of Investor's obligations under this Agreement.

The liability of each of the undersigned hereunder is independent of and not in consideration of or contingent upon the liability of Investor and a separate action or actions may be brought and prosecuted against each of the undersigned, whether or not any action is brought or prosecuted against Investor or Investor is joined in any such action or actions. Each of the undersigned's obligations hereunder will be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) and performance of all of Investor's obligations without regard to: (i) any defense (other than payment), setoff or counterclaim that may at any time be available to Investor against, and any right of setoff at any time held by, WLFC; or (ii) any other circumstances whatsoever (with or without notice to or knowledge of the undersigned), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of Investor, in bankruptcy or in any other instance.

The undersigned waives: (i) the right to require WLFC to proceed against Investor or to pursue any other remedy in WLFC's power whatsoever; (ii) the benefit of any statute of limitations affecting Investor's liability hereunder;
(iii) any requirement of the marshalling or any other principle of election of remedies and all rights and defenses arising out of an election of remedies by WLFC; (iv) any right to assert against WLFC any defense (legal or equitable), setoff, counterclaim and other right that the undersigned may now or any time hereafter have against the undersigned; (v) promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by WLFC against, and any other notice to, the undersigned. The undersigned agrees that it will be bound by each and every ruling, order and judgment obtained by WLFC against Investor in respect of its obligations under this Agreement, whether or not the undersigned is a party to, or has received notice of, the action or proceeding in which such ruling, order or judgment is issued or rendered. Without limiting the foregoing, the obligations under this guaranty will not be discharged or otherwise affected by any bankruptcy, reorganization or similar proceeding commenced by or against Investor.

FLIGHTLEASE AG                          SR TECHNICS GROUP


By: /S/ HANS JORG HUNZIKER              By: /S/ HANS ULRICH BEYELER
   --------------------------------        -------------------------------------
   Hans Jorg Hunziker                      Hans Ulrich Beyeler
   President and CEO                       President and CEO


By:/S/ MATTHIAS MUELLER                 By: /S/ GEORG RADON
   --------------------------------        -------------------------------------
   Matthias Mueller                        Georg Radon
   Head of Business Development            Vice President and CFO

                                  SCHEDULE 1.1

                                   Definitions

      An "Affiliate" of, or a Person "Affiliated" with, a Person is (a) a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, (b) any corporation (and any parent or subsidiary thereof), organization or other entity of which such Person is an officer, director, co-venturer, partner or individual exercising similar authority and is, directly or indirectly, the beneficial owner of 51% or more of any class of equity securities thereof, (c) any trust or other estate in which such Person serves as a trustee or in a similar fiduciary capacity, (d) any relative or spouse or such Person.

      "Agreement" is defined in the introductory paragraph.

      "Article 4(b) Deadline" is defined in Article 4(b).

      "Article 4(b) Sell Date" is defined in Article 4(b).

      "Board" means Company's board of directors.

      "CFW" is defined in the introductory paragraph.

      "CFW Board Nominees" is defined in Section 8.2.

      "CFW Partners" is defined in the introductory paragraph

      "CFW Stockholders" means CFW and CFW Partners, L.P.

      "CFW Shares" is defined in Section 3.2(b).

      "CFW Shares Right of First Offer" is defined in Article 4.

      "Closing Date" means the "First Closing Date" as defined in that certain Investment Agreement by and among Investor and Company dated as of the date hereof.

      "Common Stock" means Company's issued and outstanding common stock, par value $0.01 per share, and shares of stock or other securities, now or hereafter authorized and outstanding, of any class resulting from the reclassification, split, combination or other change thereof, dividends of securities paid thereon and securities of any other issuer received in exchange for such Common Stock in connection with any merger, consolidation, reorganization or acquisition involving Company and all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, which, at such time, are directly or indirectly exercisable for, or convertible or exchangeable into, Common Stock or securities convertible into Common Stock.

      "Company" is defined in the introductory paragraph.

      "Company Contract" means any material contract (a) under which Company has or may acquire any rights or benefits having a monetary value of greater than $250,000, (b)
under which Company has or may become subject to any obligation or liability having a monetary value of greater than $250,000, or (c) by which any of the assets owned or used by Company, which have a monetary value of greater than $250,000, may become bound.

      "Company Manager Nominee" is defined in Article 9.

      "Consent" means any approval, consent, ratification, waiver, or other authorization.

      "Contemplated Transactions" means all of the transactions contemplated by this Agreement, the Share Purchase Agreement by and among SRT Group America and Company, the Investment Agreement by and between Company and Investor, the Member Interest Purchase Agreement by and among SRT Group America and Company, and the Aircraft Engine Purchase Agreement between Company and SRT, all such agreements dated as of the date hereof.

      "Contract" means any material agreement, contract, lease, proxy, power of attorney, consensual obligation, promise, or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

      "Cooperation Agreement" means the Cooperation Agreement between Company and SRT dated as of the date hereof.

      "Determination" is defined in Article 4.

      "Disposition" means any assignment, conveyance, donation, Encumbrance, gift, hypothecation, pledge, sale, transfer, or other disposition of any Common Stock or any interest therein, whether voluntary or involuntary, and whether during a stockholder's lifetime or upon or after his death, including by operation of law, by court order, by judicial process or by foreclosure, levy or attachment.

      "Electronic Notice" is defined in Article 4(b).

      "Encumbrance" means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or restriction of any kind, including any restriction on use, voting (in the case of any Security), transfer, receipt of income, or exercise of any other attribute of ownership.

      "Exclusivity Period" means the period beginning on the Closing Date and ending 3 years thereafter.

      "Flightlease" means Flightlease AG, a company organized under the laws of Switzerland.

      "Fundamental Transaction" means any of the following:

            (a) an acquisition, merger, reorganization or consolidation or similar transaction (a "Reorganization Transaction") with any person other than Investor or its Affiliates in which the consideration is stock and the stockholders of Company immediately prior to such Reorganization Transaction will not own at least 75% of the entity surviving such Reorganization Transaction;

            (b) the sale of all or substantially all of the assets of Company unless the stockholders of Company immediately after such sale own at least 75% of the entity acquiring such assets; or

            (c) any investment in Company by any Strategic Investor other than an Affiliate of Investor, such investment to be evidenced by the issuance of any voting equity interest in Company or any other securities convertible into a voting equity interest in Company.

      "Governing Documents" means with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person, or relating to the rights, duties and obligations of the security holders of any Person; and
(g) any amendment or supplement to any of the foregoing.

      "Governmental Body" means any:

            (a) nation, state, county, city, town, borough, village, district, or other jurisdiction;

            (b) federal, state, local, municipal, foreign, or other government;

            (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

            (d) multi-national organization or body;

            (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power; and

            (f) official of any of the foregoing.

      "Investment Agreement" is defined in the Recitals.

      "Investor" is defined in the introductory paragraph.

      "Investor Manager Nominee" is defined in Section 8.3.

      "Investor's Board Nominees" is defined in Section 8.1(a).

      "Investor Shares" means any and all Common Stock now or hereafter acquired by Investor or any Affiliates of Investor.

      "Legal Requirement" means any applicable federal, state, local, municipal, foreign, international, multinational, or other constitution, law, ordinance, principle of common law, code, regulation, statute, or treaty.

      "1996 Stock Option/Stock Issuance Plan" is defined in Article 3.3(b).

      "Notice" is defined in Article 4.

      "Offer" is defined in Article 4.

      "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

      "Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Body.

      "Reasonable Commercial Efforts" means the efforts that a reasonably prudent business Person desirous of achieving a result would use in similar circumstances to achieve that result.

      "Reorganization Transaction" is defined in the definition of Fundamental Transaction.

      "Representative" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

      "Required Action" means, with respect to a particular action, that a party will use its Reasonable Commercial Efforts to persuade other directors on the Board to, and, as necessary, vote all Common Stock and use its Reasonable Commercial Efforts to cause all other stockholders and directors of Company to vote their Common Stock to, effect that action.

      "SAirGroup Affiliate" means any Affiliate of SAirGroup which signs as counterparty to this Agreement and the Investment Agreement, and of which SAirGroup owns at least a majority of the equity interests and has management control.

      "Second Closing" has the meaning specified in the Investment Agreement.

      "Securities Act" means the Securities Act of 1933, together with any amendments thereto and rules and regulations thereunder.

      "SRT" means SR Technics Group, a company organized under the laws of Switzerland.

      "SRT Group America" means SR Technics Group America, Inc., a Delaware corporation.

      "Steering Committee" is defined in Section 8.1.

      "Strategic Investor" means a commercial aircraft engine manufacturer, a maintenance repair overhaul company, or a major U.S. or foreign airline.

      "Target Shares" is defined in Article 4.

                                 Exhibit 3.2(a)

                                Consent of Spouse

      I, Ms. Nancy Willis, a California resident, having received such independent advice as I consider prudent:

            (a) confirm that Charles F. Willis, IV, is my husband;

            (b) affirms that I am aware of, understand and fully consent and agree to, the provisions of the Stockholders' Agreement ("Agreement") by and among Willis Lease Finance Corporation, a Delaware corporation, Charles F. Willis, a California resident, CFW Partners, L.P., a California limited partnership, the Austin Chandler Willis 1995 Irrevocable Trust, a trust governed by the laws of the State of California, and FlightTechnics, LLC, a Delaware limited liability company and its binding effect on any community property or other interests I now and may hereafter own;

            (c) agree that the termination of my marital relationship with Charles F. Willis, IV, for any reason will not have the effect of removing any CFW Shares (as defined in the Agreement) from the coverage of the Agreement;

            (d) authorize, ratify and consent to the execution of the Agreement by Charles F. Willis, IV; and

            (e) agree to the performance of all obligations by Charles F. Willis, IV, under the Agreement, and agree to be bound by the obligations that apply to Charles F. Willis, IV, as if I were a party to the Agreement.


                                        /s/ NANCY WILLIS
                                        ----------------------------------------
                                        Nancy Willis

                                        Date: November 7, 2000